                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C.  20549



                                  FORM 8-K

                               CURRENT REPORT
                   PURSUANT TO SECTION 13 OR 15(D) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



                                 June 1, 1998
              Date of Report (date of earliest event reported)



                          PAYLESS SHOESOURCE, INC.
           (Exact name of registrant as specified in its charter)




            DELAWARE                  1-11633              43-1813160
  (State or other jurisdiction      (Commission          (IRS Employer
     of incorporation)              file Number)       Identification No.)



         3231 East Sixth Street, Topeka KS        66607-2207
    (Address of principal executive offices)      (Zip Code)



                          (785) 233-5171
        Registrant's telephone number including area code

ITEM 5.  OTHER EVENTS

        On June 1, 1998 Payless ShoeSource, Inc., a Missouri corporation ("Payless") reorganized into a holding company structure through a merger (the "Merger") with Payless Merger Corp., a Missouri corporation which was an indirect wholly-owned subsidiary of Payless and a wholly owned subsidiary of Payless ShoeSource Holdings, Inc., a Delaware corporation (now known as Payless ShoeSource, Inc.) ("Registrant"). Registrant formerly was a wholly-owned subsidiary of Payless. Each of Registrant and Payless Merger Corp. were organized in connection with the Merger.

        Payless was the surviving corporation in the Merger and became a wholly owned subsidiary of Registrant as a result of the Merger. The Merger was effected pursuant to the Agreement and Plan of Merger among Payless, Registrant and Payless Merger Corp. (as amended, the "Merger Agreement") that was duly approved by shareowners of Payless on May 22, 1998. Prior to the Merger, Registrant's certificate of incorporation was amended to, among other matters, change its name to Payless ShoeSource, Inc.

        Pursuant to the Merger Agreement, all of Payless' outstanding shares of common stock were converted, on a share for share basis, into shares of common stock of Registrant. As a result, Payless shareowners now hold stock in Registrant (instead of Payless) which is deemed to have been registered under
Section 12(b) of the Securities Exchange Act of 1934. In addition, pursuant to the terms of the Merger Agreement and an Assumption Agreement between Payless and Registrant, each outstanding option to purchase shares of Payless common stock has been converted into an option to purchase, on the same terms and conditions, an identical number of shares of Registrant's common stock. Registrant's common stock will trade on the New York Stock Exchange under the trading symbol PSS, the same trading symbol under which Payless' common stock traded.

        The conversion of shares of Payless common stock in the Merger occurred
without requiring the physical  exchange of certificates.   Accordingly,
certificates formerly representing shares of common stock of Payless are deemed to represent shares of common stock of Registrant until any such certificates are submitted to Registrant's transfer agent for transfer.

        Registrant intends to cause Payless to become a second tier, indirect wholly owned subsidiary of Registrant.

ITEM 7.  FINANCIAL  STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         AND EXHIBITS

         (c)  Exhibits

              *2     Agreement and Plan of Merger dated as of April
                     20, 1998 by and among Payless, Registrant and Payless Merger Corp., as amended.

              *3.1   Restated Certificate of Incorporation of
                     Registrant.

              *3.2   Amended and Restated Bylaws of Registrant.

              *4 Stockholder Protection Rights Agreement, dated as of April 20, 1998, as amended, between Registrant and UMB Bank, n.a.

              *99.1 Assumption Agreement, dated as of May 22, 1998, between Registrant and Payless.

              *99.2 1996 Stock Incentive Plan of Registrant, as amended April 20, 1998, effective immediately prior to the effective time of the Merger.

              *99.3 Restricted Stock Plan for Non-Management Directors of Registrant, as amended April 20, 1998, effective immediately prior to the effective time of the Merger.

              *99.4 Deferred Compensation Plan of Registrant, as amended effective April 20, 1998, effective immediately prior to the effective time of the Merger.

              *99.5 Executive Incentive Compensation Plan of Registrant, as amended April 20, 1998, effective immediately prior to the effective time of the Merger.

              *99.6 Executive Incentive Compensation Plan for Business Unit Management of Registrant, as amended April 20, 1998, effective immediately prior to the effective time of the Merger.

              *99.7 Deferred Compensation Plan for Non-Management Directors of Registrant, as amended April 20, 1998, effective immediately prior to the effective time of the Merger.

              *99.8 Stock Appreciation and Phantom Stock Unit Plan for Payless ShoeSource International Employees of Registrant, as amended April 20, 1998, effective immediately prior to the effective time of the Merger.

              *99.9 Profit Sharing Plan of Registrant, as amended and restated generally effective June 1, 1998.

              *99.10 Profit Sharing Plan for Puerto Rico Associates of
                     Registrant, as amended effective June 1, 1998

              *99.11 Stock Ownership Plan of Registrant, as amended effective
                     June 1, 1998

              *99.12 Supplementary Retirement Plan of Registrant, as amended effective June 1, 1998

              *99.13 Form of Directors' and Officers' Indemnity Agreement of
                     Registrant.

              *99.14 Amended and Restated Multicurrency Credit Agreement dated as of May 22, 1998 (but effective as of the date of the Reorganization, as defined therein), among Payless ShoeSource, Inc., a Missouri Corporation, Payless ShoeSource Holdings, Inc., a Delaware Corporation (now known as Payless Shoesource, Inc.), PSS Investment II, Inc., several financial institutions and Bank of America National Trust and Savings Association, as Agent.

              *  Filed herewith

                                  SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1994, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 PAYLESS SHOESOURCE, INC.



Date:  June 2, 1998               By: /s/  Ullrich E. Porzig
                                     ------------------------------------
                                     Ullrich E. Porzig
                                     Senior Vice President and
                                     Chief Financial Officer